Exhibit 4(t)
WAIVER AND SIXTH AMENDMENT TO CREDIT AGREEMENT

          THIS WAIVER AND SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Sixth Amendment") dated as of November 25, 2002, is entered into among LUBY'S, INC. (formerly known as Luby's Cafeterias, Inc.), a Delaware corporation (the "Borrower"), the banks listed on the signature pages hereof ("Lenders") and BANK OF AMERICA, N.A. (successor by merger to NationsBank, N.A., successor by merger to NationsBank of Texas, N.A.), as Administrative Lender for the Lenders (in said capacity, the "Administrative Lender").

RECITALS:

          A.  The Borrower, the Lenders, and the Administrative Lender have entered into that certain Credit Agreement dated as of February 27, 1996 (as amended by that certain First Amendment to Credit Agreement dated as of January 24, 1997, that certain the Second Amendment to Credit Agreement dated as of July 3, 1997, that certain Third Amendment to Credit Agreement dated as of October 27, 2000, that certain Fourth Amendment to Credit Agreement dated as of June 29, 2001, and that certain Waiver and Fifth Amendment to Credit Agreement dated as of December 5, 2001, and as the same may be further amended or modified, the "Credit Amendment").

          B.  The Borrower has informed the Administrative Lender and the Lenders that it has failed to maintain the minimum quarterly EBITDA required by Section 5.9(a) of the Credit Agreement for the fiscal quarter ending August 28, 2002.

C. The Borrower, the Lenders, and the Administrative Lender desire to waive an Event of Default under the Credit Agreement and amend the Credit Agreement as set forth herein.

          NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders, and the Administrative Lender covenant and agree as follows:

ARTICLE 1
Definitions

          Section 1.1.  Definitions.  Unless otherwise defined in this Sixth Amendment, terms defined by the Credit Agreement, where used in this Sixth Amendment, shall have the same meanings in this Sixth Amendment as are prescribed by the Credit Agreement.

ARTICLE 2
Amendments

          Section 2.1.  Amendment to Definitions in Article 1.  Effective as of the date hereof, the following definitions contained in Article 1 of the Credit Agreement are hereby amended and restated in their respective entireties to read as follows:

"Applicable Margin" means two and one-half percent (2.5%); provided that if the Borrower has not made (a) $15,000,000 in mandatory prepayments (in addition to any prepayments made on account of the GE Agreement) on or before January 31, 2003, then effective such date, the Applicable Margin shall be three and one-half percent (3.5%), and (b) $10,000,000 in mandatory prepayments (in addition to the prepayment pursuant to subclause (a) hereof and any prepayments made on account of the GE Agreement) on or before September 1, 2003, then effective such date, the Applicable Margin shall be four and one-half percent (4.5%).

"Commitment" means $114,690,887.07, as reduced from time to time pursuant to Section 2.6.

"Maturity Date" means October 31, 2004.

"Mortgage" means a deed of trust or mortgage and security agreement, in form and substance satisfactory to the Administrative Lender and the Lenders, pursuant to which the Borrower, or a Restricted Subsidiary of the Borrower, shall grant to the Administrative Lender, for the sole benefit of the Administrative Lender and the Lenders, a first and prior Lien in all real property, improvements and fixtures located on real property set forth on Schedule 8 owned by the Borrower or such Restricted Subsidiary, as the case may be, to secure the Obligations.

"Unrestricted Subsidiary" means (a) each direct and indirect Subsidiary of the Borrower (i) the gross revenue of which for the then most recently completed four fiscal quarters constituted (or, with respect to any Subsidiary acquired during such four fiscal quarters, would have constituted, had the gross revenues of such Subsidiary been included for such period) less than 5% of the consolidated gross revenues for the Borrower and its Subsidiaries for such period and (ii) the assets of which as of the end of any fiscal quarter constituted less than 5% of the consolidated assets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and (b) the GE-Related Subsidiaries.

Section 2.2. Addition of Definitions in Article 1. Effective as of the date hereof, the following definitions hereby are added, in proper alphabetical order, to Article 1 of the Credit Agreement.

"Available Cash" means, for any period, calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, the sum of (a) cash on hand as of such date of determination (including short-term investments), (b) EBITDA (including real estate taxes) projected for the next four fiscal quarters, and (c) all dividends and distributions paid in respect of Capital Stock projected for the next four fiscal quarters less (d) Capital Expenditures projected for the next four fiscal quarters.

"GE Agreement" means the term loan agreements to be executed by the GE-Related Subsidiaries and GE Capital Franchise Finance Corporation on or before January 31, 2003, on terms substantially similar to those set forth in the commitment letter dated on or about November 18, 2002, between Borrower and GE Capital Franchise Finance Corporation.

"Liquidity Ratio" means, for any period, calculated for the Borrower and its Subsidiaries (including the GE-Related Subsidiaries) on a consolidated basis in accordance with GAAP, the ratio of (a) Available Cash to (b) the sum of (i) all interest (including, but not limited to, interest expense pursuant to Capitalized Lease Obligations) in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP plus (ii) all principal payments made on Debt not owing under this Agreement.

"GE-Related Subsidiaries" mean the entities, no more than three in number, created by Borrower, each of whose sold corporate purpose is to complete the transactions contemplated by the GE Agreement.

Section 2.3. Amendment to Section 2.5(b). Effective as of the date hereof, the last sentence of Section 2.5(b) hereby is amended and restated to read in its entirety as follows:

In addition, the Borrower shall make the following mandatory payments in reduction of the outstanding principal of the Revolving Credit Loans:

(i) On or before January 31, 2003, in an amount not less than $80,000,000; and

              (ii)  Promptly upon receipt thereof, an amount equal to all proceeds (net of reasonable costs and expenses) of any sale, assignment or refinancing of any real or personal property of the Borrower or any of its Subsidiaries.

Section 2.4. Amendment to Section 2.6(b). Effective as of the date hereof, the last sentence of Section 2.6(b) hereby is amended and restated to read in its entirety as follows:

Additionally, the Commitment shall automatically reduce (A) by $80,000,000 on the earlier of February 1, 2003, or the date of the Borrower's payment pursuant to clause (i) of Section 2.5(b) and (B) on the date of payment thereof, by an amount equal to each payment made by the Borrower pursuant to Section 2.5.

Section 2.5. Amendment to Section 5.3(a). Effective as of the date hereof, Section 5.3(a) hereby is amended and restated to read in its entirety as follows:

              (a)  The Borrower covenants and agrees that it will not, and will cause each of its Restricted Subsidiaries to not, directly or indirectly (i) sell, transfer or otherwise dispose of any of its assets (whether now owned or hereafter acquired) or (ii) enter into any arrangement with any Person , whereby the Borrower or any such Restricted Subsidiary shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, and thereafter rent or lease the property so sold or transferred ("Sale-Leaseback"), except (i) sales of inventory or equipment in the ordinary course of business, and product material in the ordinary course of business, (iii) dispositions of Cash Equivalents or cash in the ordinary course of business, (iv) dispositions of the property to the Borrower or the a Restricted Subsidiary and (v) dispositions of the real property set forth on Schedule 9 to any GE-Related Subsidiary but only contemporaneously with the execution of the GE Agreement. In connection with any request by the Borrower for consent to the sale of any real property set forth in Schedule 8, the Borrower will promptly furnish to the Administrative Lender, at the Borrower's sole cost and expense, an appraisal of such real property and all improvements thereon, prepared by a credentialed appraiser acceptable to the Agent and in form, and on a valuation basis, satisfactory to the Administrative Agent, provided that the Administrative Lender and the Lenders shall have no obligation to approve any such request for consent.

Section 2.6. Amendment to Section 5.4. Effective as of the date hereof, Section 5.4 of the Credit Agreement is amended and restated to read in its entirety as follows:

          Section 5.4.  Capital Expenditures.  Capital Expenditures by the Borrower shall be made solely from cash flow or from proceeds of Pappas Loans, exclusive of any disposition or refinancing of real estate. Capital Expenditures, excluding Capital Expenditures made from Excess Cash pursuant to Section 5.19, shall not exceed (i) during any fiscal year of the Borrower, $15,000,000 and (b) during any of the first three fiscal quarters of any fiscal year of the Borrower, $5,000,000.

Section 2.7. Amendment to Section 5.5. Effective as of the date hereof, Section 5.5 of the Credit Agreement is amended and restated to read in its entirety as follows:

          Section 5.5.  Contingent Liabilities.  The Borrower covenants and agrees that it will not, and will cause each of its Restricted Subsidiaries to not, guarantee, endorse, contingently agree to purchase, or otherwise become liable, directly or indirectly, upon the obligation of or in connection with the earnings, the assets, the stock, or the dividends of any other Person (other than the Borrower or any such Restricted Subsidiary), except (i) endorsements in the ordinary course of business of negotiable instruments for deposit or collection, (ii) Existing Debt, (iii) guaranty of the Borrower of leasehold payments owing to the GE Subsidiaries in respect of real property securing the GE Agreement, and (iv) other guarantees and contingent obligations incurred after the Agreement Date not to exceed $5,000,000 in aggregate principal amount.

Section 2.8. Amendment to Section 5.6. Effective as of the date hereof, Section 5.6 hereby is amended and restated to read in its entirety as follows:

          Section 5.6.  Incurrence and Retention of Debt.  The Borrower covenants and agrees that it will not, and will cause each Restricted Subsidiary to not, incur, create, assume, or suffer to exist any Debt except (a) the Obligations, (b) Existing Debt, (c) Debt in respect of contingent obligations to the extent permitted under Section 5.5, (d) Debt in respect of Interest Rate Protection Agreements, (e) Debt of the Borrower or a Restricted Subsidiary to a Restricted Subsidiary or the Borrower, incurred in the ordinary course of business in amounts, and for purposes, consistent with prior business practices of the Borrower, provided that any such Debt shall be subject to a subordination agreement in form and substance satisfactory to the Administrative Lender, (f) Debt in respect of the Pappas Loans, provided that such Debt is subordinated in right of payment and claim to the Obligations, in form and substance satisfactory to the Administrative Lender and the Lenders, (g) guaranty of the Borrower of leasehold payments owing to the GE Subsidiaries in respect of real property securing the GE Agreement, (h) other Debt in an aggregate amount not to exceed $200,000 at any time outstanding, and (i) letters of credit issued in the ordinary course of business.

Section 2.9. Amendment to Section 5.9. Effective as of the date hereof, Section 5.9 of the Credit Agreement is amended and restated to read in its entirety as follows:

Section 5.9. Liquidity Ratio. The Borrower agrees covenants and agrees that it will not allow the Liquidity Ratio as of the end of any of the Borrower's fiscal quarters to be less than 1.1 to 1.0.

Section 2.10. Amendment to Section 5.20. Effective as of the date hereof, Section 5.20 of the Credit Agreement is amended and restated to read in its entirety as follows:

         Section 5.20.  Mortgages.  The Borrower shall execute and deliver, and shall cause each of its Restricted Subsidiaries to execute and deliver, to the Administrative Lender for the benefit of the Administrative Lender and the Lenders, a deed of trust or mortgage and security agreement pursuant to which the Borrower and each such Restricted Subsidiary shall grant to the Administrative Lender, for the benefit of the Administrative Lender and the Lenders, a first and prior Lien on all real property (including ground leases) and improvements set forth on Schedule 8 hereto owned by the Borrower or any such Restricted Subsidiary, and a first and prior security interest and lien in and to all equipment and fixtures now or hereafter located thereon, in each case in form and substance satisfactory to the Administrative Lender and the Lenders. The Borrower will cooperate with the Administrative Lender in allowing it to obtain any appraisals or environmental reports for any real property (excluding ground leases) as the Administrative Lender requests within 90 days of the date of such requests, the cost and expenses thereof to be paid by the Borrower to the Administrative Lender.

Section 2.11. Amendment to Section 5.22. Effective as of the date hereof, Section 5.22 of the Credit Agreement is amended and restated to read in its entirety as follows:

         Section 5.22.  Extended Fee.  The Borrower shall pay to the Administrative Lender, for the benefit of the Administrative Lender and the Lenders, an extension fee payable on May 1, 2003, and on the first day of each fiscal quarter thereafter in an amount equal to 0.125% of the aggregate principal amount of the Obligations outstanding as of each such date.

Section 2.12. Amendment to Section 5.23. Effective of the date hereof, Section 5.23 of the Credit Agreement is amended and restated to read in its entirety as follows:

         Section 5.23.  Sixth Amendment Fee.  On January 31, 2003, the Borrower shall pay to the Administrative Lender for the benefit of the Lenders a deferred amendment fee equal to 0.125% of the aggregate principal amount of the Obligations outstanding as of January 31, 2003. Such deferred amendment fee shall be deemed to be a part of, and included in, the Obligations and secured by the Collateral.

Section 2.13. Amendment to add Section 5.24. Effective as of the date hereof, the Credit Agreement is amended and restated to add a new Section 5.24, which shall read in its entirety as follows:

         Section 5.24.  GE Agreement.  On or before January 31, 2003, the GE-Related Subsidiaries shall enter into the GE Agreement upon terms and conditions satisfactory to the Administrative Lender and the Lenders. Upon receipt of at least $80,000,000 in proceeds from the GE Agreement, the Administrative Lender and the Lenders agree to (a) release and discharge any and all security interests and liens of the Administrative Lender in the real property described on Schedule 9 hereto, and (b), at the Borrower's expense, to execute such releases of liens as may be reasonably requested the Borrower in order to record such releases of record.

         Section 2.14.  Amendment to Section 7.1.  Effective as of the date hereof, Section 7.1 of the Credit Agreement is amended to delete the "or" at the end of clause (j) thereof, to replace the "." at the end of clause (k) with an "; or" and to add the following clause (l) thereto:

(l) An event of default shall occur under the GE Agreement.

Section 2.15. Addition of Schedules. Effective as of the date hereof, Schedules 8 and 9 are hereby added to the Credit Agreement and shall read as Schedule 8 and 9 attached hereto.

         Section 2.16.  Agreement regarding Maturity Date.  The Borrower hereby acknowledges that it failed to meet the Further Extension Conditions set forth in the Credit Agreement. Notwithstanding anything contained in the Credit Agreement, the Administrative Lender, the Lenders and the Borrower agree that all references to the terms "Further Extension Conditions" and "Further Extension" in the Credit Agreement, as of the date hereof, shall be null and void and of no further force or effect.

ARTICLE 3
Miscellaneous

          Section 3.1.  Representations and Warranties; No Event of Default.  By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof and after giving effect to the amendment contemplated by this Sixth Amendment, subject to Section 3.2:

(a) The representations and warrants contained in the Credit Agreement are true and correct on and as of the date hereof as made on and as of such date;

(b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

          (c)  the Borrower has full power and authority to execute, deliver and perform this Sixth Amendment, and the Credit Agreement, as amended by this Sixth Amendment, the execution, delivery and performance of this Sixth Amendment and the Credit Agreement, as amended by this Sixth Amendment, have been authorized by all corporate action of the Borrower, and this Sixth Amendment and the Credit Agreement, as amended by this Sixth Amendment, constitute the legal, valid, and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

          (d)  neither the execution, delivery and performance of this Sixth Amendment or the Credit Agreement, as amended by this Sixth Amendment, nor the consummation of any transactions herein or therein, will contravene or conflict with any law, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries or any of their respective property is subject;

          (e)  no authorization, approval consent, or other action by, notice to, or filing with, any Tribunal or other Person (other than the Board of Directors of the Borrower) is required for the (i) execution, delivery or performance by the Borrower of this Sixth Amendment and the Credit Agreement, as amended by this Sixth Amendment, or (ii) acknowledgment of this Sixth Amendment by any Guarantor; and

(f) all Schedules and Exhibits to the Credit Agreement are true, correct and complete as of the date of this Sixth Amendment.

Section 3.2. Condition of Effectiveness. This Sixth Amendment and the amendments, and waivers contained herein, shall be effective as of the date first above written, subject to the following:

          (a)  The Borrower shall have paid to the Administrative Lender, for the benefit of the Lenders executing the Sixth Amendment, in immediately available funds an amendment fee in an amount equal to 0.125% of the aggregate principal amount of the Obligations outstanding on the date of this Sixth Amendment;

(b) the administrative Lender shall have received counterparts of this Sixth Amendment executed by the Lenders in accordance with Section 10.12 of the Credit Agreement;

(c) the Administrative Lender shall have received counterparts of this Sixth Amendment executed by the Borrower and acknowledged by each Guarantor;

          (d)  evidence that the costs and expenses of (including, without limitation, attorneys' fees and expenses) incurred by Administrative Lender incident to this Amendment, to the extent incurred and submitted to Borrower, shall have been paid in full by Borrower;

(e) the representations and warranties set forth in Section 3.1 of this Sixth Amendment shall be true and correct; and

          (f)  the Administrative Lender shall have received such additional documents, instruments, and information as the Administrative Lender may reasonably request to effect the transactions contemplated hereby.

          Section 3.3.  Agreement for Specific Waiver.  Upon the effectiveness of this Sixth Amendment, the Event of Default which exists by reason of the Borrower's failure to maintain a minimum quarterly EBITDA of $9,675,061 for the fiscal quarter ended August 28, 2002, as required by Section 5.9(a) of the Credit Agreement shall be deemed to be waived, provided that such waiver is expressly conditioned and limited as provided by this Section 3.3. Except as expressly provided by this Section 3.3, this Sixth Amendment shall not constitute and shall not be deemed a waiver of any other term or covenant in the Credit Agreement or any other Loan Paper.

          Section 3.4.  Guarantors' Acknowledgment.  By signing below, each Guarantor (i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Sixth Amendment, (ii) acknowledges and agrees that its obligations in respect of its Subsidiary Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Sixth Amendment or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Subsidiary Guaranty, and (iv) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Subsidiary Guaranty.

Section 3.5. Reference to the Credit Agreement.

          (a)  Upon the effectiveness of this Sixth Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

(b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

(c) This Sixth Amendment shall constitute a Loan Paper.

          Section 3.6.  Costs, Expenses and Taxes.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Lender in connection with the preparation, reproduction, execution and delivery of this Sixth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Lender with respect thereto and with respect to advising the Administrative Lender as to its rights and responsibilities under the Credit Agreement, as hereby amended).

          Section 3.7.  Releases.  As a material inducement to the Administrative Lender and the Lenders to enter into this Sixth Amendment, the Borrower and each Guarantor (collectively, the "Releasing Parties"), by their execution below, hereby represent and warrant that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the other obligations created or evidenced by the Credit Agreement or the other Loan Papers. The Releasing Parties hereby release, acquit, and forever discharge the Administrative Lender and the Lenders, and their respective officers, employees, attorneys and agents (all of whom are herein jointly and severally referred to as the "Released Parties") from any and all liability, damages, losses, obligations, costs, expenses, suits, claims, demands, causes of action for damages or any other relief, whether or not now known or suspected, of any kind, nature or character, at law or in equity, that the any Releasing Party now has or may have ever had against any of the Released Parties (hereinafter being collectively referred to as the "Claims"), all of which Claims are hereby waived.

          Section 3.8.  Execution in Counterparts.  This Sixth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. A telecopy of any such executed counterpart shall be deemed valid as an original thereof.

          Section 3.9.  Governing Law; Binding Effect.  This Sixth Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the Borrower and each Lender and their respective successors and assigns.

Section 3.10. Headings. Section headings in this Sixth Amendment are included herein for convenience of reference only and shall not constitute a part of this Sixth Amendment for any other purpose.

         Section 3.11.  Entire Agreement.  THIS CREDIT AGREEMENT, AS AMENDED BY THIS SIXTH AMENDMENT AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO ORAL UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the date first above written.

LUBY'S, INC.

By:	/s/Ernest Pekmezaris

Name:	Ernest Pekmezaris

Title:	Senior Vice President and CFO

BANK OF AMERICA, N.A., as Administrative Lender

By:	/s/Suzanne M. Paul

Suzanne M. Paul Vice President

BANK OF AMERICA, N.A., as a Lender

		By:	/s/Roger E. Chitwood

Roger E. Chitwood Senior Vice President

SUNTRUST BANK

		By:	/s/George Ways

		Name:	George Ways

		Title:	Managing Director

JPMORGAN CHASE BANK (successor to The Chase Manhattan Bank)

		By:	/s/Jeffrey C. Knott

		Name:	Jeffrey C. Knott

		Title:	Senior Vice President

THE BANK OF TOKYO-MITSUBISHI, LTD. HOUSTON AGENCY

		By:	/s/John W. McGhee

		Name:	John w. McGhee

		Title:	Vice President & Manager

ACKNOWLEDGE AND AGREED:

LUBY'S HOLDINGS, INC.

By:	/s/Ernest Pekmezaris

Name:	Ernest Pekmezaris

Title:	Senior Vice President and CFO

LUBCO, INC.

By:	/s/Ernest Pekmezaris

Name:	Ernest Pekmezaris

Title:	Senior Vice President and CFO

LUBY'S LIMITED PARTNER, INC.

By:	/s/Ernest Pekmezaris

Name:	Ernest Pekmezaris

Title:	Senior Vice President and CFO

LUBY'S MANAGEMENT, INC.

By:	/s/Ernest Pekmezaris

Name:	Ernest Pekmezaris

Title:	Senior Vice President and CFO

LUBY'S RESTAURANTS LIMITED PARTNERSHIP

By:	LUBY'S MANAGEMENT, INC., its general partner

By:	/s/Ernest Pekmezaris

Name:	Ernest Pekmezaris

Title:	Senior Vice President and CFO

LUBY'S BEVCO, INC.

By:	/s/Ernest Pekmezaris

Name:	Ernest Pekmezaris

Title:	Senior Vice President and CFO

Schedule 8
GE Agreement Real Property

Location Address	Location Number	Ownership

Arkansas

Northwest Arkansas Mall 4201 North Shiloh Drive Fayetteville, Arkansas	N/A	Mall Property

6201-H Rogers Avenue Fort Smith, Arkansas	N/A	Ground Lease

3100 Park Plaza Mall 6000 West Markham Little Rock, Arkansas	#1	Mall Property

12501 West Markham Little Rock, Arkansas	#3	Ground Lease

McCain Mall 3929 McCain Boulevard North Little Rock, Arkansas	N/A	Mall Property

Arizona

1000 N. 54th St. Chandler, Arizona	N/A	Owned by Luby's Restaurants Limited Partnership

5285 West Bell Road Glendale, Arizona	N/A	Ground Lease

1404 So. Longmore Rd. Mesa, Arizona	#1	Owned by Luby's Restaurants Limited Partnership

1933 W. Dunlap Ave. Phoenix, Arizona	N/A	Owned by Luby's Restaurants Limited Partnership

Paradise Valley Mall 4550-324 East Cactus Road Phoenix, Arizona	#4	Mall Property

Bell Rd. & 7th Ave. 601 West Bell Road Phoenix, Arizona	#5	Owned by Luby's Restaurants Limited Partnership

7140 E. Rosewood St. Tucson, Arizona	#2	Owned by Luby's Restaurants Limited Partnership

Florida

Lake Shore Mall 901 U.S. Highway 27N Suite 43 Sebring, Florida	N/A	Owned by Luby's Restaurants Limited Partnership

Louisiana

2958 East Texas Bossier City, Louisiana	N/A	Ground Lease

Mississippi

Turtle Creek Mall, Suite 530 1000 Turtle Creek Drive Hattiesburg, Mississippi	N/A	Mall Property

Bonita Lakes Mall 1160 Bonita Lakes Circle Meridian, Mississippi	N/A	Mall Property

Missouri

2116 Independence Center Independence, Missouri	N/A	Mall Property

9311 Hillcrest Road Kansas City, Missouri	#1	Ground Lease

New Mexico

4710 Montgomery Blvd. NE Albuquerque, New Mexico	#1	Owned by Luby's Restaurants Limited Partnership

1030 Villa Linda Mall 4230 Cerrillos Road Santa Fe, New Mexico	N/A	Mall Property

Oklahoma

3800 N. MacArthur Blvd. Oklahoma City, Oklahoma	#1	Owned by Luby's Restaurants Limited Partnership

1414 Shawnee Mall 4901 North Kickapoo Street Shawnee, Oklahoma	N/A	Mall Property

3140 S. Garnett Rd. Tulsa, Oklahoma	#2	Owned by Luby's Restaurants Limited Partnership

115 E. 15th St. South Tulsa, Oklahoma	#3	Owned by Luby's Restaurants Limited Partnership

Tennessee

Cool Springs Galleria, Suite 2580 1800 Galleria Boulevard Franklin, Tennessee	N/A	Mall Property

6705 Winchester Road Memphis, Tennessee	#1	Owned by Luby's Restaurants Limited Partnership

5240 Summer Avenue Memphis, Tennessee	#2	Ground Lease

College Square Mall, Space 20 2550 East Morris Boulevard Morristown, Tennessee	N/A	Mall Property

Harding Mall 4050 Nolensville Pike, Suite 310 Nashville, Tennessee	#1	Mall Property

1501 Gallatin Pike North Madison, Tennessee Nashville, Tennessee	#2	Ground Lease

2510 Music Valley Dr. Nashville, Tennessee	N/A	Owned by Luby's Restaurants Limited Partnership

Texas

4438 South Clack St. Abilene, Texas	#1	Owned by Luby's Restaurants Limited Partnership

2101 South Colter Drive Amarillo, Texas	#1	Owned by Luby's Restaurants Limited Partnership

701 North Watson Rd. Arlington, Texas	#2	Owned by Luby's Restaurants Limited Partnership

Baron Creek Square 2901 Capital of Texas Highway Austin, Texas	#7	Mall Property

2350-12 North Expressway #1094 Brownsville, Texas	#2	Mall Property

115 S. Burleson Blvd. Burleson, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

2011 Keller Springs Rd. Carrollton, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

1090 Padre Staples Mall Corpus Christi, Texas	#2	Mall Property

10425 N. Central Expwy. Dallas, Texas	#1	Owned by Luby's Restaurants Limited Partnership

2114 Valley View Center Dallas, Texas	#2	Mall Property

8707 East R. L. Thornton Fwy. Dallas, Texas	#5	Owned by Luby's Restaurants Limited Partnership

2377 Stemmons Trail Dallas, Texas	#6	Owned by Luby's Restaurants Limited Partnership

12230 Forestgate Dr. Dallas, Texas	#7	Owned by Luby's Restaurants Limited Partnership

3802 Cedar Springs Road Dallas, Texas	#9	Ground Lease

6221 East Mockingbird Lane Dallas, Texas	#10	Ground Lease

5600 South Hampton Dallas, Texas	#13	Ground Lease

4155 So. R. L. Thornton Fwy. Dallas, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

1010 Chelsea Street El Paso, Texas	#2	Ground Lease

3601 North Mesa Street El Paso, Texas	#3	Ground Lease

7825 N. Mesa St. El Paso, Texas	#6	Owned by Luby's Restaurants Limited Partnership

500 North Hills Mall 7624 Grapevine Highway Fort Worth, Texas	#2	Mall Property

3801 N. E. Loop 820 Ft. Worth, Texas	#7	Owned by Luby's Restaurants Limited Partnership

3315 N. Pres. Geo. Bush Fwy. Garland, Texas	#2	Owned by Luby's Restaurants Limited Partnership

980 W. Pioneer Pkwy. Grand Prairie, Texas	#1	Owned by Luby's Restaurants Limited Partnership

7600 Wesley St. Greenville, Texas	#1	Owned by Luby's Restaurants Limited Partnership

2506 So. 77 Sunshine Strip Harlingen, Texas	#1	Owned by Luby's Restaurants Limited Partnership

5215 Buffalo Speedway Houston, Texas	#1	Owned by Luby's Restaurants Limited Partnership

Post Oak Plaza Shopping Center 1725 Post Oak Boulevard Houston, Texas	#3	Ground Lease

825 Town & Country Center Houston, Texas	#6	Ground Lease

8440 Gulf Fwy. Houston, Texas	#7	Owned by Luby's Restaurants Limited Partnership

1014 Baybrook Mall Houston, Texas	#9	Mall Property

1518 Willowbrook Mall 7925 FM 1960 West Houston, Texas	#13	Mall Property

1414 Waugh Drive Houston, Texas	#23	Ground Lease

Merchants Park Shopping Center 941 North Shepherd Drive Houston, Texas	#30	Ground Lease

Northoaks Shopping Center 4511 FM 1960 West Houston, Texas	#31	Ground Lease

11743 Eastex Freeway Houston, Texas	#32	Ground Lease

Sharpstown Mall Sharpstown Steak Buffet Houston, Texas	N/A	Mall Property

Deerbrook Mall 20131 Highway 59 North, Space 2240 Humble, Texas	N/A	Mall Property

139 IH-35 North Huntsville, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

2250 Walnut Hill Lane Irving, Texas	#1	Owned by Luby's Restaurants Limited Partnership

2515 W. Airport Fwy. Irving, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

10314 E. Freeway I-10 Jacinto City, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

1705 E. Central Texas Expwy. Killeen, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

Mall Del Norte 5300 North I-35 Laredo, Texas	#2	Mall Property

I-35 E. & Lakepointe Dr. [2401 South Stemmons Fwy.] Lewisville, Texas	Different address on JG and Luby's lists	Owned by Luby's Restaurants Limited Partnership

Vista Ridge Mall, Space 2098 2401 South Stemmons Freeway Lewisville, Texas	N/A	Mall Property

3107 So. First St. Lufkin, Texas	OK	Luby's Restaurants Limited Partnership

U. S. Hwy. 59 [East End Blvd.] Marshall, Texas	To be sold	Luby's Restaurants Limited Partnership

La Plaza Mall 2200 South 10th Street McAllen, Texas	#3	Mall Property

920 N. Central Expwy. McKinney, Texas	OK	Luby's Restaurants Limited Partnership

1104 Town East Mall Mesquite, Texas	#3	Mall Property

24315 LBJ Fwy. Mesquite, Texas	#2	Luby's Restaurants Limited Partnership

2510 W. Louisiana Ave. Midland, Texas	N/A	Luby's Restaurants Limited Partnership

3613 North St. Nacogdoches, Texas	N/A	Luby's Restaurants Limited Partnership

5111 E. 42nd St. Odessa, Texas	N/A	Luby's Restaurants Limited Partnership

3565 NE Loop 286 Paris, Texas	N/A	Luby's Restaurants Limited Partnership

El Centro Shopping Center 500 North Jackson Road Pharr, Texas	N/A	Mall Property

120 Central Mall 3100 Highway 365 Port Arthur, Texas	#2	Mall Property

Ingram Park Mall 6301 Northwest Loop 410 San Antonio, Texas	#4	Mall Property

7400 San Pedro Avenue, Suite 176 San Antonio, Texas	#6	Mall Property

McCreless Shopping City 715 McCreless Plaza San Antonio, Texas	#7	Mall Property

4541 Fredericksburg Rd. San Antonio, Texas	#8	Luby's Restaurants Limited Partnership

9919 Colonial Square San Antonio, Texas	#9	Luby's Restaurants Limited Partnership

4300 Thousand Oaks Dr. San Antonio, Texas	#13	Luby's Restaurants Limited Partnership

6200 Bandera Rd. San Antonio, Texas	#14	Luby's Restaurants Limited Partnership

Westlakes Mall 1401 S.W. Loop 410, Suite 101 San Antonio, Texas	#15	Mall Property

135 South Park Mall 2310 Southwest Military Drive San Antonio	#16	Mall Property

2203 Southeast Loop 410 San Antonio, Texas	#20	Ground Lease

Rolling Oaks Mall 6909 North Loop 1604 East #1123 San Antonio, Texas	#22	Mall Property

11811 W. Loop 1604 N. San Antonio, Texas	#24	Owned by Luby's Restaurants Limited Partnership

200 IH-35 North San Marcos, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

2777 North Hwy. 123 Bypass Seguin, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

3113 Hwy. 75 North Sherman, Texas	#1	Owned by Luby's Restaurants Limited Partnership

Bergfeld Shopping Center 1815 Roseland Boulevard Tyler, Texas	#1	Ground Lease

99 Central Mall Texarkana, Texas	N/A	Mall Property

Victoria Mall, #101 7800 North Navarro Victoria, Texas	N/A	Mall Property

1035 W. Hwy. 287 Bypass Waxahachie, Texas	N/A	Luby's Restaurants Limited Partnership

Schedule 9
GE Agreement Real Property

Location Address	Location Number	Ownership

Arizona

12551 West Bell Rd. Surprise, Arizona	N/A	Owned by Luby's Restaurants Limited Partnership

Louisiana

1505 E. Bert Kouns Ind. Loop Shreveport, Louisiana	N/A	Owned by Luby's Restaurants Limited Partnership

Oklahoma

7004 S. I-35 Service Rd. Oklahoma City, Oklahoma	#2	Owned by Luby's Restaurants Limited Partnership

1331 E. 71st St. South Tulsa, Oklahoma	#1	Owned by Luby's Restaurants Limited Partnership

Texas

2230 South Cooper St. Arlington, Texas	#2	Owned by Luby's Restaurants Limited Partnership

5471 South Cooper St. Arlington, Texas	#3	Owned by Luby's Restaurants Limited Partnership

1616 East Oltorf Austin, Texas	#2	Owned by Luby's Restaurants Limited Partnership

1410 East Anderson Lane Austin, Texas	#3	Owned by Luby's Restaurants Limited Partnership

8176 N. Mo-Pac Expressway Austin, Texas	#4	Owned by Luby's Restaurants Limited Partnership

13817 U. S. Hwy. 183 North Austin, Texas	#5	Owned by Luby's Restaurants Limited Partnership

5200 Brodie Lane Austin, Texas	#6	Owned by Luby's Restaurants Limited Partnership

1201 W. Baker Rd. Baytown, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

2695 Interstate 10 East Beaumont, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

1520 Airport Freeway Bedford, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

951 N. Loop 340 Bellmead, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

2124 Boca Chica Blvd. Brownsville, Texas	#1	Owned by Luby's Restaurants Limited Partnership

4401 South Texas Ave. Bryan, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

201 Longmire Rd. Conroe, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

South Alameda Corpus Christi, Texas	#1	Owned by Luby's Restaurants Limited Partnership

1510 So. Padre Island Dr. Corpus Christi, Texas	#3	Owned by Luby's Restaurants Limited Partnership

5730 Saratoga Blvd. Corpus Christi, Texas	#4	Owned by Luby's Restaurants Limited Partnership

13455 Midway Rd. Dallas, Texas	#3	Owned by Luby's Restaurants Limited Partnership

1350 N. Hampton Rd. Dallas, Texas	#8	Owned by Luby's Restaurants Limited Partnership

4709 Center St. Deer Park, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

2211 Avenue F Del Rio, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

2440 So. Interstate 35 Denton, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

801 N. Beckley Rd. DeSoto, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

926 E. Hwy. 67 Duncanville, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

2201 W. University Dr. Edinburg, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

1188 Hawkins Blvd. El Paso, Texas	#4	Owned by Luby's Restaurants Limited Partnership

1516 N. Lee Trevino Dr. El Paso, Texas	#5	Owned by Luby's Restaurants Limited Partnership

1551 So. Cherry Lane White Settlement, Texas	#3	Owned by Luby's Restaurants Limited Partnership

1200 Bridgewood Dr. Ft. Worth, Texas	#4	Owned by Luby's Restaurants Limited Partnership

3312 S. E. Loop 820 Ft. Worth, Texas	#5	Owned by Luby's Restaurants Limited Partnership

251 University Dr. Ft. Worth, Texas	#6	Owned by Luby's Restaurants Limited Partnership

5801 So. Hulen St. Ft. Worth, Texas	#8	Owned by Luby's Restaurants Limited Partnership

8th Ave. & West Cantey Ft. Worth, Texas	#9	Owned by Luby's Restaurants Limited Partnership

6125 Central City Boulevard Galveston, Texas	N/A	Ground Lease

3255 Broadway Blvd. Garland, Texas	#1	Owned by Luby's Restaurants Limited Partnership

250 So. IH-35 700 San Gabriel Village Blvd. Georgetown, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

1200 W. Hwy. 114 Grapevine, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

822 Dixieland Rd. Harlingen, Texas	#2	Owned by Luby's Restaurants Limited Partnership

5215 Buffalo Speedway Houston, Texas	#1	Ground Lease

6223 Bellaire Blvd. Houston, Texas	#2	Owned by Luby's Restaurants Limited Partnership

2730 Fendren Rd. Houston, Texas	#4	Owned by Luby's Restaurants Limited Partnership

11250 Northwest Fwy. Houston, Texas	#5	Owned by Luby's Restaurants Limited Partnership

730 West FM-1960 Houston, Texas	#8	Owned by Luby's Restaurants Limited Partnership

12405 East Fwy. Houston, Texas	#10	Owned by Luby's Restaurants Limited Partnership

108 W. Greens Rd. Houston, Texas	#11	Owned by Luby's Restaurants Limited Partnership

13451 Northwest Fwy. Houston, Texas	#12	Owned by Luby's Restaurants Limited Partnership

6704 Hwy. 6 South Houston, Texas	#14	Owned by Luby's Restaurants Limited Partnership

4518 Hwy. 6 North Houston, Texas	#15	Owned by Luby's Restaurants Limited Partnership

100 Westminster Plaza 12121 Westheimer Road Houston, Texas	#17	Ground Lease

11595 Fuquay Houston, Texas	#18	Owned by Luby's Restaurants Limited Partnership

9797 South Post Oak Road Houston, Texas	#19	Ground Lease

1727 Old Spanish Trail Houston, Texas	#20	Owned by Luby's Restaurants Limited Partnership

7933 Veterans Memorial Dr. Houston, Texas	#21	Owned by Luby's Restaurants Limited Partnership

485 So. Mason Rd. Houston, Texas	#22	Owned by Luby's Restaurants Limited Partnership

8801 N. Loop East Houston, Texas	#24	Owned by Luby's Restaurants Limited Partnership

1600 Nasa Road One Houston, Texas	#26	Owned by Luby's Restaurants Limited Partnership

5335 Gulf Fwy. Houston, Texas	#27	Owned by Luby's Restaurants Limited Partnership

19668 Northwest Fwy. Houston, Texas	#28	Owned by Luby's Restaurants Limited Partnership

2400 S. MacGregor Way Houston, Texas	#29	Owned by Luby's Restaurants Limited Partnership

1845 Sidney Baker Dr. Kerrville, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

24004 Highway 59 Kingwood, Texas	N/A	Ground Lease

125 West Way Lake Jackson, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

710 W. Calton Rd. Laredo, Texas	#1	Owned by Luby's Restaurants Limited Partnership
2802 Tuttle Longview, Texas	N/A	Ground Lease

3107 So. First St. Lufkin, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

Gateway Plaza Shopping City 1215 South 10th Street McAllen, Texas	#1	Ground Lease

4901 North 10th Street McAllen, Texas	#2	Ground Lease

3301 Gus Thomasson Mesquite, Texas	#1	Owned by Luby's Restaurants Limited Partnership

701 E. Expwy. 83 Mission, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

1042 E. IH-35 N. New Braunfels, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

4040 IH-10 West Orange, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

1210 E. Southmore Pasadena, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

5040 W. Park Blvd. Plano, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

4840 Hwy. 73 Port Arthur, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

300 W. Campbell Rd. Richardson, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

5115 Ave. H Rosenberg, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

Sky Bridge Plaza, Building P 2000 IH-35 South Round Rock, Texas	N/A	Ground Lease

4240 Southwest Blvd. San Angelo, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

911 N. Main Ave. San Antonio, Texas	#3	Owned by Luby's Restaurants Limited Partnership

944 S.E. Military Dr. San Antonio, Texas	#11	Owned by Luby's Restaurants Limited Partnership

5307 Walzem Rd. San Antonio, Texas	#12	Owned by Luby's Restaurants Limited Partnership

13400 San Pedro Ave. San Antonio, Texas	#17	Owned by Luby's Restaurants Limited Partnership

Las Palmas Shopping Center Suite 250 803 Castroville Road San Antonio, Texas	#18	Ground Lease

9251 Floyd Curl Dr. San Antonio, Texas	#19	Owned by Luby's Restaurants Limited Partnership

8511 Tesoro Dr. San Antonio, Texas	#21	Owned by Luby's Restaurants Limited Partnership

18206 Blanco Rd. San Antonio, Texas	#23	Owned by Luby's Restaurants Limited Partnership

10575 W. Airport Blvd. Stafford, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

3434 Highway 6 South Sugar Land, Texas	N/A	Ground Lease

3925 So. Gen. Bruce Dr. Temple, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

28750 Tomball Parkway Tomball, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

200 Rice Road Tyler, Texas	#2	Owned by Luby's Restaurants Limited Partnership

2929 W. Northwest Loop 323 Tyler, Texas	#3	Owned by Luby's Restaurants Limited Partnership

120 So. New Road Waco, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

2001 Expwy. 83 West Weslaco, Texas	N/A	Owned by Luby's Restaurants Limited Partnership

922 Lake Front Circle Woodlands, Texas	N/A	Owned by Luby's Restaurants Limited Partnership